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                                                                     EXHIBIT 4.1


                            SEAGATE TECHNOLOGY, INC.

                            CONNER PERIPHERALS, INC.
                            1986 INCENTIVE STOCK PLAN
                         AS AMENDED THROUGH JANUARY 1996

     1. PURPOSES OF THE PLAN. The purposes of this Incentive Stock Plan (the "Plan") are (a) to ensure the retention of the services of existing executive personnel, employees and non-employee directors of Conner Peripherals, Inc. ("Conner"), a Delaware corporation and wholly-owned subsidiary of Seagate Technology, Inc. ("Seagate"), a Delaware corporation, or any Parent or Subsidiary (as defined below) of Seagate; (b) to attract and retain the best available personnel for positions of substantial responsibility; (c) to provide additional incentive to the Employees and Consultants of the Company; and (d) to promote the success of the Company's business. Pursuant to that certain Agreement and Plan of Reorganization dated as of October 3, 1995 (the "Reorganization Agreement"), by and among Seagate, Conner and Athena Acquisition Corporation ("Athena"), a Delaware corporation and wholly-owned subsidiary of Seagate, Seagate assumed the obligations of Conner under the Plan, as amended (the "Assumed Plan"). This Plan hereby amends and restates the Assumed Plan to reflect such assumption by Seagate.

     Options granted hereunder may be either "incentive stock options", as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "nonstatutory stock options," at the discretion of the Board and as reflected in the terms of the written option agreement. The Board also has the discretion to grant Stock Purchase Rights hereunder.

     2.   DEFINITIONS.  As used herein, the following definitions shall apply:

          (a) "BOARD" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

          (b)  "COMMON STOCK"  shall mean the Common Stock of Seagate.

          (c) "COMPANY" shall mean Seagate and each Parent and Subsidiary (as defined below) of Seagate.

          (d) "COMMITTEE" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

          (e) "CONSULTANT" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services, and any director of the Company whether compensated for such services or not; provided that if and in the event the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the term Consultant shall
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thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

          (f) "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" shall, for the purposes of this Plan and the Options granted and shares issued hereunder only, mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave (including leave on account of disability or military leave, provided that such sick leave or military leave is for a period of not more than 90 days, except as may otherwise be approved by the Board and specified in writing by the Company, or any other leave of absence approved by the Board and specified in writing by the Company, subject to any conditions of such approval). In the event that at the end of such leave the Employee or Consultant does not return to work for the Company, his employment or relationship with the Company (and his Continuous Status as an Employee or Consultant) shall be deemed to have terminated as of the end of the leave period.

          (g) "DIRECTOR" shall mean a member of the Board of Directors of the Company.

          (h) "DISINTERESTED PERSON" shall have the meaning set forth in Rule 16b-3(d)(3) as promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Commission, as such Rule is amended from time to time and as interpreted by the Securities and Exchange Commission.

          (i) "EMPLOYEE" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (j) "FAIR MARKET VALUE" means, as of any date, unless otherwise determined by the Committee in good faith, (i) the last sales price per share of Common Stock as reported by NASDAQ (or successor system) or by the Wall Street Journal for such date, (or if there is no trading on such date, then on the last preceding business day on which there was trading); (ii) if the Common Stock is listed on any stock exchange, the closing sales price for such Common Stock as quoted on such exchange for the date the Option is granted (or if there are no sales for such date, then on the last preceding business day on which there were sales); or (iii) the fair market value thereof, as determined in any other manner adopted in good faith by the Board.

          (k) "INCENTIVE STOCK OPTION" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

          (l) "NONSTATUTORY STOCK OPTION" means any Option that is not an Incentive Stock Option.

          (m)  "OPTION"  shall mean a stock option granted pursuant to the Plan.


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          (n)  "OPTIONED STOCK"  shall mean the Common Stock subject to an
Option.

          (o) "OPTIONEE" shall mean an Employee, Consultant or Outside Director who receives an Option.

          (p) "PARENT" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Internal Revenue Code of 1986, as amended.

          (q)  "PLAN" shall mean this 1986 Incentive Stock Plan.

          (r) "PURCHASER" shall mean an Employee or Consultant who exercises a Stock Purchase Right.

          (s) "SHARE" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (t) "STOCK PURCHASE RIGHT" shall mean a right, other than an Option, to purchase Common Stock pursuant to the Plan.

          (u) "SUBSIDIARY" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be optioned and/or sold under the Plan is 8,177,000 or such lesser number of shares of Common Stock as are subject to Options under the Plan on the date the merger of Athena with and into Conner is consummated as contemplated by the Reorganization Agreement.

          If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. However, any shares sold under the Plan and subsequently repurchased by the Company shall not be available for new issuance pursuant to the Plan.

     4.   ADMINISTRATION OF THE PLAN.

          (a) COMMITTEE. The Plan shall be administered by the Board or, if established by the Board, by a committee (the "Committee") consisting of not less than three Disinterested Persons, all of whom shall be appointed by the Board. Committee members shall serve for such term as the Board may in each case determine, and shall be subject to removal at any time by the Board. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and acts of the Committee


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approved at a meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee, shall be valid acts of the Committee. Awards to officers of the Company and annual awards shall be made upon approval by the Board or, if the Committee is given general authority to do so by the Board, upon approval by the Committee without review by the Board. The Board or the Committee may delegate to the president or to the president's delegatee the authority to grant awards other than awards to officers and annual awards. Awards to any Director must be recommended or approved by the Committee, if any, or if there is no Committee, by the Board, provided that a majority of the Board and a majority of the Directors approving such grant are eligible to serve as members of the Committee. No discretion concerning the administration of the Plan shall be afforded to any person who is not a Disinterested Person.

          (b) AUTHORITY. Subject to the general purposes, terms, and conditions of the Plan, and to the direction of the Board, the Committee, if there be one, shall have full power to implement and carry out the Plan including, but not limited to, the following:

               (i) to select the officers, consultants and other key employees of the Company and its Subsidiaries to whom Options and/or Stock Purchase Rights may from time to time be granted hereunder;

              (ii) to determine whether and to what extent Options and/or Stock Purchase Rights, or any combination thereof, are granted hereunder;

             (iii) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

              (iv)  to approve forms of agreement for use under the Plan;

               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option or other award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);

              (vi) to accelerate the earliest date on which outstanding Options (or any installments thereof) are exercisable and, may, in its discretion, provide that otherwise unvested options shall vest automatically upon termination of an optionee's employment with the Company;

             (vii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);


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            (viii)  to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted; and

              (ix)  to determine the terms applicable to Stock Purchase Rights.

          The Committee shall have the authority to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

     5.   ELIGIBILITY.

          (a) Options may be granted only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. Stock Purchase Rights may be granted only to Employees and Consultants. An Employee or Consultant who has been granted an Option or Stock Purchase Right may, if he is otherwise eligible, be granted an additional Option(s) or Stock Purchase Right(s).

          (b) No Incentive Stock Option may be granted to an Employee which, when aggregated with all other incentive stock options granted to such Employee by the Company or any Parent or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share as of the date of grant of the Option covering such Share) in excess of $100,000 becoming first available for purchase upon exercise of one or more incentive stock options during any calendar year.

          (c) Section 5(b) of the Plan shall apply only to an Incentive Stock Option evidenced by an "Incentive Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall qualify as an incentive stock option. Section 5(b) of the Plan shall not apply to any Option evidenced by a "Nonstatutory Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall be a nonstatutory stock option.

          (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment, consulting relationship or directorship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment, consulting relationship or directorship at any time.

     6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 13 of the Plan.

     7.   EXERCISE PRICE AND CONSIDERATION.


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          (a)  With respect to Options and Stock Purchase Rights granted to
Employees and Consultants, the per Share exercise price for the Shares to be issued pursuant to exercise of an Option or Stock Purchase Right shall be such price as is determined by the Board, but shall be subject to the following:

                    (i) In the case of any Option, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

                   (ii) In the case of any Stock Purchase Right, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

                  (iii) In the case of any Option granted to any person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                   (iv) In the case of any Option or Stock Purchase Right granted on or after the effective date of registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act and prior to six months after the termination of such registration, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

          (b) The consideration to be paid for the Shares to be issued upon exercise of an Option or Stock Purchase Right, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note, other shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option or Stock Purchase Right shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Delaware General Corporation Law with respect to shares issuable under the Plan. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company, in accordance with Delaware General Corporation Law.

     8.   OPTIONS.

          (a) TERM OF OPTION. The term of each Incentive Stock Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. The term of each Option that is not an Incentive Stock Option shall be ten (10) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, (a) if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter


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time as may be provided in the Stock Option Agreement, or (b) if the Option is
not an Incentive Stock Option, the term of the Option shall be five (5) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement.

          (b)  EXERCISE OF OPTION.

                    (i) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan; provided, however, that an Incentive Stock Option granted prior to January 1, 1987 shall not be exercisable while there is outstanding any incentive stock option which was granted, before the granting of such Incentive Stock Option, to the same Optionee to purchase stock of the Company, any Parent or Subsidiary, or any predecessor corporation of such corporations. For purposes of this provision, an incentive stock option shall be treated as outstanding until such option is exercised in full or expires by reason of lapse of time.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 7(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter shall be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. Any Shares issued and sold pursuant to the Plan and repurchased by the Company shall not be available for reissuance under the Plan.

                   (ii) TERMINATION OF STATUS AS AN EMPLOYEE OR CONSULTANT. If an Optionee's Continuous Status as an Employee or Consultant terminates, other than by reason of death or disability, the Optionee may, but only within one (1) month (or such other period of time not exceeding three (3) months as is determined by the Board and is specified in writing by the Company) after the date he ceases to be an Employee or Consultant (as the case may be) of the Company (but in no event later than ten years from the date of grant of the Option), exercise his Option to the extent that (A) the Option was vested and
(B) he was entitled to exercise it, at the date of such termination. To the extent that the Option was not vested or he was not entitled to exercise the Option, at the date


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of such termination, or if he does not exercise such Option within the time specified herein, the Option shall terminate.

                  (iii)  DISABILITY.  Notwithstanding the provisions of
Section 8(b)(ii) above, in the event of termination of Continuous Status as an Employee or Consultant as a result of an Optionee's disability (as defined in Section 22(e)(3) of the Internal Revenue Code), the Optionee may, but only within six (6) months (or such other period of time not less then six (6) months nor more than twelve (12) months, as determined by the Board and specified in writing by the Company) from the date of termination (but in no event later than ten years from the date of grant of the Option), exercise his Option to the extent that (A) the Option was vested and (B) the Optionee was entitled to exercise it, at the date of such termination. To the extent that the Option was not vested or the Optionee was not entitled to exercise the Option, at the date of such termination, or if the Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

                   (iv)  DEATH OF OPTIONEE.  Notwithstanding the provisions of
Section 8(b)(ii) above, in the event of the death of an Optionee:

                         (1)  If Optionee dies during the term of his Option,
where such Optionee is at the time of his death an Employee or Consultant of the Company and such Optionee shall at the date of death shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised at any time within six (6) months (or such other period of time not less than six (6) months nor more than twelve (12) months as determined by the Board and specified in writing by the Company) following the date of death, (but in no event later than ten years from the date of grant of the Option) by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee or Consultant for six
(6) months after the date of death; or

                         (2)  If Optionee dies within three (3) months after the
termination of such Optionee's Continuous Status as an Employee or Consultant, then the Option may be exercised at any time within six (6) months (or such other period of time not less than six (6) months nor more than twelve (12) months as determined by the Board and specified in writing by the Company) following the date of death (but in no event later than ten years from the date of grant of the Option), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Option was vested as of the date of termination.

                    (v)  RULE 16b-3.    Options granted to persons who are
subject to Section 16 of the Exchange Act ("Insiders") must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.


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     9.   STOCK PURCHASE RIGHTS.

          (a) RIGHTS TO PURCHASE. After the Board determines that it will offer an Employee or Consultant the right to purchase Shares under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions relating to the offer, including the number of Shares that such person shall be entitled to purchase, and the time within which such person must accept such offer, which shall in no event exceed nine (9) months from the date upon which the Board made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Board.

          (b) ISSUANCE OF SHARES. Forthwith after payment therefor, the Shares purchased shall be duly issued; provided, however, that the Board may require that the Purchaser make adequate provision for any Federal and State withholding obligations of the Company as a condition to the Purchaser purchasing such Shares.

          (c) REPURCHASE OPTION. Unless the Board determines otherwise, the Restricted Stock Purchase Agreement shall (i) grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Purchaser's employment with the Company for any reason (other than death or disability); (ii) set the purchase price for shares repurchased at the original price paid by the Purchaser (plus any interest to be paid pursuant to the Stock Purchase Agreement) which price may be paid by cancellation of any indebtedness of the Purchaser to the Company; and (iii) grant the Company rights of first refusal with respect to any proposed transfer of the Shares, whether they are still subject to repurchase or not. The repurchase option and the right of first refusal shall lapse at such rates as the Board may determine.

          (d) OTHER PROVISIONS. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.

          (e) RIGHTS AS A STOCKHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing the shares as to which a Stock Purchase Right has been exercised, no right to vote or to receive dividends or any other rights as a stockholder shall exist with respect to shares of Common Stock subject to a Stock Purchase Right, notwithstanding the exercise of a Stock Purchase Right. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

          (f) SHARES AVAILABLE UNDER THE PLAN. Exercise of a Stock Purchase Right in any manner shall result in a decrease in the number of Shares that thereafter shall be available, both for purposes of the Plan and for sale under the Stock Purchase Right, by the number of Shares as to which the Stock Purchase Right is exercised. Shares repurchased by the Company pursuant to Section 9(c) hereof shall not be available for reissuance under the Plan.


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          (g)  RULE 16b-3.  Stock Purchase Rights granted to Insiders must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     10. NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee or holder of a Stock Purchase Right, only by such Optionee or holder of a Stock Purchase Right.

     11.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

          (a) SPLITS, DIVIDENDS, COMBINATIONS, OR RECLASSIFICATIONS. Subject to any required action by the stockholders of Seagate, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by Seagate; provided, however, that conversion of any convertible securities of Seagate shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by Seagate of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

          (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of Seagate, any outstanding Options or Stock Purchase Rights shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option or Stock Purchase Right shall terminate as of a date fixed by the Board, and may give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

          (c) SALE OR MERGER. In the event of a proposed sale of all or substantially all of the assets of Seagate, or the merger of Seagate with or into another corporation, Options and Stock Purchase Rights shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event such


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successor corporation does not agree to assume the Option or Stock Purchase
Right or substitute any equivalent Option or Stock Purchase Right, the Board shall in lieu of such assumption or substitution, provide that the Optionee or holder of a Stock Purchase Right shall have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock or stock subject to the Stock Purchase Right, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable. If the Board makes an Option or Stock Purchase Right fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee or holder of a Stock Purchase Right that the Option or Stock Purchase Right shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option or Stock Purchase Right will terminate upon the expiration of such period.

     12. TIME OF GRANTING OPTIONS OR STOCK PURCHASE RIGHTS. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Board makes the determination granting such Option or Stock Purchase Right. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

     13.  AMENDMENT AND TERMINATION OF THE PLAN.

          (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422A of the Code (or any other applicable law or regulation), the Company shall obtain stockholder approval of the Plan amendment in such a manner and to such a degree as required.

          (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options or Stock Purchase Rights already granted and such Options and Stock Purchase Rights shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Board and the Optionee, Purchaser or holder of a Stock Purchase Right, which agreement must be in writing and signed by the Company and the Optionee, Purchaser or holder of the Stock Purchase Right.

     14. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder, the Exchange Act and the rules and regulations promulgated thereunder, any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     15.  RESERVATION OF SHARES; COMPLIANCE WITH LAW.

          (a) The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          (b) Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16. OPTION AND STOCK PURCHASE AGREEMENTS. Options shall be evidenced by written option agreements in such form as the Board shall approve. Upon the exercise of Stock Purchase Rights, a Purchaser shall execute a Restricted Stock Purchase Agreement in such form as the Board of Directors shall approve.

     17.  STOCKHOLDER APPROVAL.

          (a) Continuance of the Plan shall, if required by applicable law, be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Continuance of the stock bonus provisions of the Plan does not require stockholder approval. If such stockholder approval is obtained at a duly held stockholders' meeting, it must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company, or if such stockholder approval is obtained by written consent, it must be obtained by the unanimous written consent of all stockholders of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of stockholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such a lesser degree of stockholder approval will comply with all applicable laws and will not adversely affect the qualification of Options granted under the Plan under Section 422A of the Code.

          (b) If and in the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the stockholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

          (c) If any required approval by the stockholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in Section 17(b) hereof, then the Company shall, at or prior to the first annual meeting of stockholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act or (2) the granting of an Option hereunder to an officer or director after such registration, do the following:

               (i) furnish in writing to the holders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

               (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to stockholders.

     18. INFORMATION TO OPTIONEES AND HOLDERS OF STOCK PURCHASE RIGHTS. The Company shall provide to each Optionee and each Holder of a Stock Purchase Right, during the period for which such person has one or more Options or Stock Purchase Rights outstanding, copies of all annual reports and other information provided to all Stockholders of the Company. The Company shall not be required to provide such information if the issuance of Options and grant of Stock Purchase Rights under the Plan is limited to key employees whose duties to the Company assure their access to equivalent information.


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